Exhibit 99.1

Lincare Holdings Inc. Announces First Quarter 2010 Financial Results

Press Release Source: Lincare Holdings Inc. On Monday April 19, 2010, 4:30 pm EDT

CLEARWATER, Fla., April 19, 2010 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) today announced financial results for the first quarter ended March 31, 2010.

For the quarter ended March 31, 2010, net revenues were $410.0 million, a 10.3% increase over net revenues of $371.7 million for the first quarter of 2009. Net income for the quarter ended March 31, 2010, was $43.6 million, a 67.9% increase over net income of $26.0 million for the first quarter of 2009. Diluted earnings per share were $0.67 for the quarter ended March 31, 2010, an 87.2% increase over diluted earnings per share of $0.36 for the comparable prior year period.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first quarter of 2010. As the year progresses, we look forward to building on our market share gains and driving earnings growth through organic expansion, selective acquisitions and other strategic opportunities. We remain confident and passionate in our belief that the services we provide are an integral part of the solution to rising health care costs, representing an effective way to manage chronic disease outcomes and related costs in a low-cost, non-institutional setting — the patient’s home.”

Lincare generated $87.9 million of cash from operating activities during the first quarter of 2010 and invested $24.1 million in net capital expenditures and $11.1 million in business acquisitions. As of March 31, 2010, total long term obligations, including current installments, were $493.1 million and cash and investments were $136.5 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 750,000 customers in 48 states through 1,071 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	March 31, 2010	March 31, 2009

Net revenues	$410,040	$371,674

Cost and expenses:
Costs of goods and services	110,926	102,580
Operating expenses	98,527	97,097
Selling, general and administrative expenses	84,051	85,554
Bad debt expense	6,151	5,575
Depreciation and amortization expense	29,526	29,054

Operating income	80,859	51,814

Interest expense, net	8,841	8,223

Income before income taxes	72,018	43,591

Income taxes	28,382	17,607

Net income	$43,636	$25,984

Basic earnings per common share	$0.68	$0.36

Diluted earnings per common share	$0.67	$0.36

Weighted average number of common shares outstanding	63,806,974	72,074,385

Weighted average number of common shares and common share equivalents outstanding	64,871,480	72,315,955

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	March 31, 2010	December 31, 2009

Cash and Investments	$136,535	$79,078
Accounts Receivable, Net	195,847	159,542
Current Assets	376,425	284,950
Total Assets	1,980,837	1,877,194
Current Liabilities	194,528	163,467
Long-Term Obligations, Including Current Installments	493,125	484,871
Stockholders’ Equity	962,789	901,915

Contact:

Lincare Holdings Inc.

Paul G. Gabos

(727) 530-7700